UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2005

Margo Caribe, Inc.

(Exact name of registrant as specified in its charter)
Puerto Rico	001-15336	66-0550881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Road 690, Kilometer 5.8 Vega Alta, Puerto Rico		00692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 883-2570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 17, 2005, Margo Caribe, Inc. (the “Company”) announced that Margo State Line, Inc., a Florida corporation and a wholly owned subsidiary of the Company, completed the purchase of substantially all the assets (other than real property) of State-Line Bark & Mulch, Inc., a Georgia corporation (the “Seller”). On June 3, 2005, the Company completed the acquisition of the Seller’s real property, consisting of approximately 100 acres, pursuant to the terms of certain agreements for the purchase and sale of real property among the Company and the shareholders of the Seller previously described in the Company’s Current Report on Form 8-K dated February 17, 2005.

Copies of the agreements for the purchase and sale of real estate were filed as Exhibit 99.3 and 99.4 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission of February 23, 2005.

ITEM 8.01	OTHER EVENTS

On May 25, 2005, the Company issued a press release announcing that its Board of Directors had declared a five-for-four stock split on the Company’s common stock in the form of a stock dividend of one additional share of common stock for every four shares of common stock payable on July 8, 2005, to holders of record as of the close of business on June 17, 2005. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

   (c)  Exhibits

            99.1 Press release dated May 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2005

MARGO CARIBE, INC.

By:	/s/ Luis R. Carrasquillo
Name:	Luis R. Carrasquillo
Title:	Senior Vice President and Chief Financial Officer